UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: September 21, 2011

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events

On September 19, 2011, the Board of Directors of Tidelands Bancshares, Inc. (the “Corporation”) approved that the 2011 annual meeting of the shareholders of the Corporation (the “2011 Annual Meeting”) shall take place on December 19, 2011, and that the shareholders of record at the close of business on October 20, 2011 shall be entitled to notice of and to vote at the 2011 Annual Meeting.

Pursuant to the Bylaws of the Corporation, as amended, if any shareholder entitled to vote at the 2011 Annual Meeting would like to have a proposal considered for inclusion in the proxy statement for the 2011 Annual Meeting, the secretary of the Corporation must receive the written proposal at the Corporation’s principal offices at 875 Lowcountry Blvd., Mount Pleasant, South Carolina 29464, no later than October 7, 2011.  Each shareholder submitting proposals for inclusion in the proxy statement must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

If a shareholder desires to submit a proposal for consideration at the 2011 Annual Meeting, but which will not be included in the proxy statement for the meeting, the Corporation must receive the proposal in accordance with the Bylaws of the Corporation, as amended.  In addition to any other applicable requirements, for business to be properly brought before the 2011 Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, a shareholder’s notice must be given, either by personal delivery or by United States mail, postage prepaid, return receipt requested, to the secretary of the Corporation at the Corporation’s principal offices at 875 Lowcountry Blvd., Mount Pleasant, South Carolina 29464,  not less than 30 nor more than 60 days in advance of the 2011 Annual Meeting (provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of Corporation not later than the close of the tenth day following the day on which notice of the 2011 Annual Meeting was mailed to shareholders).  A shareholder’s notice to the secretary of the Corporation shall set forth for each matter the shareholder proposes to bring before the 2011 Annual Meeting (i) a description of the business desired to be brought before the 2011 Annual Meeting (including the specific proposals to be presented) and the reasons for conducting such business at the 2011 Annual Meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are owned of record, and the class and number of shares of the Corporation that are held beneficially, but not held of record, by the shareholder as of the record date for the meeting which is October 20, 2011; and (iv) any interest of the shareholder in such business.  In the event that a shareholder attempts to bring business before the 2011 Annual Meeting without complying with the foregoing, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.  The chairman of 2011 Annual Meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of the foregoing.

As set forth in the Bylaws of the Corporation, as amended, any shareholder entitled to vote for the election of directors at the 2011 Annual Meeting may nominate persons for election as directors only if written notice of such shareholder’s nomination is delivered either by personal delivery or United States mail, postage prepaid, return receipt requested, to the secretary of the Corporation at the principal offices of the Corporation at 875 Lowcountry Blvd., Mount

Pleasant, South Carolina 29464 not later than ninety days in advance of the 2011 Annual Meeting.  Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the person or persons to be nominated; (b) a representation that such shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (d) such other information relating to each nominee proposed by such shareholder as would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission relating to the election of directors; and (e) the consent of each nominee to serve as a director of the Corporation if elected.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws of the Corporation.  Notwithstanding the foregoing, no person may be nominated by a shareholder for election as a director at any meeting of shareholders unless the nominee has received regulatory approval to serve as a director prior to the date of the meeting.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.  The chairman of the meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of the foregoing.

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

TIDELANDS BANCSHARES, INC.

	By:	/s/ Thomas H. Lyles
Thomas H. Lyles
Title: Chief Executive Officer

Date: September 21, 2011